SAND CREEK TELEPHONE COMPANY
                           Sand Creek, Michigan

                     Computation of Earnings Per Share
            For the Years Ended December 31, 1994, 1993 and 1992
              and the Nine Months Ended September 30, 1995 and 1994

"Earnings per share" were calculated by dividing net income by the weighted average number of shares outstanding determined as follows:


                            1994           1993           1992
Shares outstanding
  each month:
    December             41,671 2/3     40,646 2/3     40,578 2/3
    January              40,648 1/3     40,476 2/3     40,578 2/3
    February             40,648 1/3     40,256 2/3     40,578 2/3
    March                40,748 1/3     40,256 2/3     40,578 2/3
    April                41,463 1/3     40,156 2/3     40,578 2/3
    May                  41,463 1/3     40,156 2/3     40,468 2/3
    June                 41,343 1/3     41,019 2/3     41,218 2/3
    July                 41,143 1/3     41,019 2/3     41,218 2/3
    August               41,543 1/3     41,019 2/3     40,218 2/3
    September            41,743 1/3     41,019 2/3     40,218 2/3
    October              41,743 1/3     41,019 2/3     40,218 2/3
    November             41,743 1/3     41,019 2/3     39,718 2/3
    December             41,743 1/3     41,671 2/3     40,646 2/3

                        537,646 2/3    529,739 2/3    526,820 2/3
                                 13             13             13

Weighted average
  shares outstanding         41,357         40,749         40,525

Divided into
  net income                354,758        380,587        206,019

   Earnings per share  $       8.58   $       9.34   $       5.08




                        September 30,  September 30,
Shares outstanding          1995           1994
  each month:
    December             41,743 1/3     41,671 2/3
    January              41,743 1/3     40,648 1/3
    February             41,743 1/3     40,648 1/3
    March                41,513 1/3     40,748 1/3
    April                41,513 1/3     41,463 1/3
    May                  41,405 1/3     41,463 1/3
    June                 41,405 1/3     41,343 1/3
    July                 41,405 1/3     41,143 1/3
    August               41,405 1/3     41,543 1/3
    September            41,299 1/3     41,683 1/3

                        415,177 1/3    412,356 2/3
                                 10             10

Weighted average
  shares outstanding         41,518         41,236

Divided into
  net income                289,933        298,022

   Earnings per share  $       6.98   $       7.22